UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

XAI Floating Rate & Alternative Income Trust
(Exact Name of Registrant as Specified in its Charter)

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XFLT Shareholders: Vote Today to Approve the King Street Sub-Adviser

A Compelling Majority of Engaged Shareholders Voted “FOR” the King Street Sub-Adviser, Following Recommendations of Leading Independent Proxy Advisory Firms ISS and Glass Lewis

Ahead of the August 6th Meeting, XFLT Asks Shareholders to Vote Today on the WHITE Proxy Card “FOR” the King Street Sub-Advisory Agreement

CHICAGO – August 2, 2026 – XAI Floating Rate & Alternative Income Trust (XFLT) (the “Fund”) reminds shareholders to vote today on the WHITE proxy card “FOR” the long-term appointment of interim sub-adviser Rockford Tower Asset Management, L.L.C. (the “King Street Sub-Adviser”), a wholly owned subsidiary of King Street Capital Management, L.P. (“King Street”), ahead of the reconvened Special Meeting of Shareholders on August 6, 2026.

A vote today on the WHITE proxy card “FOR” the King Street Sub-Adviser provides the potential for improved long-term performance, positive shareholder outcomes and liquidity opportunities, including a series of tender offers. Preliminary voting indicates that votes “FOR” the King Street Sub-Adviser by engaged shareholders would have approved the proposal on July 30th if not for the impact of shares voted to abstain.

Vote “FOR” the Long-Term Appointment of The King Street Sub-Adviser

•	Beginning July 30th, the King Street Sub-Adviser assumed the role of sub-adviser and has been engaging with XA Investments LLC, the Fund’s investment adviser, on a smooth transition.

•	King Street is a leading global alternative asset manager with $30 billion in assets under management, a $12 billion CLO platform and deep bench of talent, including Young Choi, a 20-year veteran and partner at King Street, who is currently serving as Portfolio Manager of XFLT.

•	Octagon has been terminated as the former sub-adviser and no longer has any role in the daily portfolio management responsibilities of the Fund, nor does Octagon have any authority to implement their proposed plan. An “Against” vote at the upcoming Special Meeting will not reverse Octagon’s termination.

•	The XFLT Board asks all shareholders to review the Fund’s proxy materials and vote on the WHITE proxy card “FOR” the King Street Sub-Adviser to ensure the King Street Sub-Adviser can continue managing the Fund.

Vote “FOR” the XFLT Board’s Proposed Liquidity Plan to Support Positive Shareholder Outcomes

•	The liquidity plan will become effective upon approval of the King Street Sub-Advisory Agreement.

•	The liquidity plan provides shareholders with near-term liquidity and a clear discount- management framework. The liquidity plan includes an initial tender offer (the “Initial Tender Offer”) for up to 12.5% of common shares at 98% of net asset value (“NAV”) within 45 days, followed by two contingent tender offers for up to an additional 12.5% of shares in total if the Fund does not achieve specified discount or NAV performance conditions.

•	Contingent tender offers are designed to protect shareholders if the Fund’s discount remains wide or performance does not meaningfully improve. The contingent tender offers included within the liquidity plan would provide shareholders the opportunity to sell shares at 98% of NAV unless the Fund’s market discount narrows below 15% on 15 out of 20 consecutive trading days during the final three months of the measurement period prior to each contingent tender offer or the Fund meets the NAV performance condition of a $0.25 per share NAV increase, in addition to the current distributions.

•	The contingent tender offers are intended to be subject to a meaningful performance condition —in addition to distributions. For example, if the current $0.225 monthly distribution is maintained, the NAV performance condition for the first contingent tender is achieved if the Fund distributes approximately $2.70 per share over a 12-month period and generates an additional $0.25 per share of NAV appreciation. That equates to approximately $2.95 per share of total value creation over the measurement period, with the NAV performance condition adjusted for any changes in the distribution. Any increase or decrease in distributions would still require the $2.95 in value creation, as the NAV performance condition would adjust accordingly.

How to Vote:

The Board urges XFLT shareholders to follow recommendations from Institutional Shareholder Services Inc. (“ISS”) and Glass, Lewis & Co. LLC ("Glass Lewis"), leading independent proxy advisory firms, and vote “FOR” the King Street Sub-Adviser on the WHITE proxy card. Use one of the following options to vote:

•	By Internet: Visit the website listed on your WHITE proxy card, enter your control number and follow the simple on-screen instructions.

•	By Phone: Call the toll-free number listed on your WHITE proxy card.

•	By Mail: Sign and return the WHITE proxy card in the enclosed postage-paid envelope.

If you previously voted and want to change your vote to vote “FOR” the King Street Sub-Adviser, all you need to do is vote again following the instructions above.

If you have any questions or need assistance voting your shares, please contact our proxy solicitation firm, Okapi Partners LLC, toll-free at (855) 305-0855 or by email at XAI@OkapiPartners.com.

About XA Investments

XA Investments LLC is a Chicago-based firm founded by XMS Capital Partners in 2016. XAI serves as the investment adviser for two listed closed-end funds and an interval closed-end fund. In addition to investment advisory services, the firm also provides investment fund structuring and consulting services focused on registered closed-end funds to meet institutional client needs. XAI offers custom product build and consulting services, including product development and market research, marketing and fund management. XAI believes that the investing public can benefit from new vehicles to access a broad range of alternative investment strategies and managers. For more information, please visit www.xainvestments.com.

About King Street Capital Management

King Street is a global alternative investment firm founded in 1995 that manages $30 billion in assets across public and private markets. The firm marries rigorous fundamental research with tactical trading and differentiated sourcing capabilities to identify investment opportunities across asset classes, up and down the capital structure. For more information, please visit www.kingstreet.com. Follow King Street Capital Management (https://edge.prnewswire.com/c/link/?t=0&l=en&o=4669072-1&h=2386047654&u=https%3A%2F%2Fwww.linkedin.com%2Fcompany%2Fkingstreet-capital-management&a=King+Street+Capital+Management) on LinkedIn.

Forward-Looking Statements

This press release contains certain statements that may include “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negatives of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Many factors that could materially affect the Fund’s actual results are the performance of the portfolio of securities held by the Fund, the conditions in the U.S. and international financial and other markets, the price at which Fund shares trade in the public markets and other factors. Although the Fund believes that the expectations expressed in such forward-looking statements are reasonable, actual results could differ materially from those expressed or implied in such forward-looking statements. The Fund’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties. You are cautioned not to place undue reliance on these forward-looking statements, which are made as of the date of this press release. Except for the Fund’s ongoing obligations under the federal securities laws, the Fund does not intend, and the Fund undertakes no obligation, to update any forward-looking statement.

This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

Past performance is no guarantee of future results. An investment in the Fund involves risk, including the possible loss of principal. Investors should consider the Fund’s investment objectives, risks, charges, and expenses carefully before investing. Please refer to the Fund’s filings with the Securities and Exchange Commission for additional information.

Media Contact:

XA Investments LLC
Kim Shepherd
Senior Consultant
kshepherd@xainvestments.com
312-623-5123
www.xainvestments.com

Prosek Partners

Pro-XAI@Prosek.com